FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Ave, 12TH Floor
New York, NY 10019
212-506-3870

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE MONTHS ENDED MARCH 31, 2012

Highlights

●	Adjusted Funds from Operations (“AFFO”) of $0.23 per share-diluted.

●	Common stock cash dividend of $0.20 per share.

●	Book value per share improved to $5.46 at March 31, 2012 from $5.38 at December 31, 2011.

●	GAAP net income of $0.18 per share-diluted.

●	Total revenues increased by $4.7 million, or 23% as compared to the three months ended March 31, 2011.

●	Provisions for loan losses decreased by 16% as compared to the three months ended March 31, 2011 and decreased 64% as compared to the three months ended December 31, 2011.

●	Cash on hand of $173.8 million at March 31, 2012, a decrease of $12.1 million from $185.9 million at December 31, 2011.

New York, N.Y., May 1, 2012 - Resource Capital Corp. (NYSE: RSO) (“RSO” or the “Company”), a real estate investment trust, or REIT, whose investment strategy focuses on commercial real estate (“CRE”) assets, commercial mortgage-backed securities (“CMBS”), commercial finance assets and other investments, reported results for the three months ended March 31, 2012.

●	AFFO for the three months ended March 31, 2012 was $18.6 million, or $0.23 per share-diluted. A reconciliation of GAAP net income to AFFO is set forth in Schedule I of this release.

●	GAAP net income for the three months ended March 31, 2012 was $14.5 million, or $0.18 per share-diluted as compared to $13.1 million, or $0.22 for the three months ended March 31, 2011.

Jonathan Cohen, CEO and President of Resource Capital Corp., commented, “During the first quarter, we closed $15.1 million of new real estate whole loans and committed to over $73.0 million of additional loans scheduled to close in the second quarter. Our commercial real estate loan pipeline remains strong, and we are committed to continuing and accelerating our lending activities going forward. Our core businesses performed well and we had $0.23 of AFFO and paid a $0.20 cash dividend while building book value through a balance sheet that includes assets we believe have appreciation prospects.”

Additional highlights:

Commercial Real Estate

●	CRE loan portfolio is now comprised of approximately 87% senior whole loans as of March 31, 2012, as compared to 77% a year ago.

●
RSO closed $15.1 million of whole loans in the three months ended March 31, 2012 with a weighted average yield of 7.1%, as compared to $21.2 million with a weighted average yield of 6.4% originated during the three months ended March 31, 2011.

●
RSO has committed over $73 million for five new CRE whole loans that are expected to close in the second quarter of 2012 from an ongoing pipeline of potential CRE loan transactions of over $250 million.

●	In March 2012, a joint venture between RSO and an institutional partner focused on distressed real estate sold an investment with realized net cash proceeds and a net gain to RSO of $1.1 million.

●	RSO received paydowns on CRE loans of $904,000 for the three months ended March 31, 2012.

The following table summarizes RSO’s CRE loan activities and fundings of previous commitments, at par, for the three months ended March 31, 2012 (in millions, except percentages):

	Three Months Ended March 31, 2012	12 Months Ended March 31, 2012	Floating Weighted Average Spread (1)	Weighted Average Fixed Rate (2)
Whole loans	$15.1	$129.0	3.32%	9.67%
Whole loans – future fundings (3)	2.0	11.4
New loans production	17.1	140.4
Sale of real estate loans	−	(48.9)
Payoffs	−	(36.0)
Principal paydowns	(0.9)	(7.0)
Loans, net (4)	$16.2	$48.5

(1)
Represents the weighted average rate above the London Interbank Offered Rate (“LIBOR”) on loans whose interest rate is based on LIBOR as of March 31, 2012.  Of these new loans, $120.0 million have LIBOR floors with a weighted average floor of 3.21%.

(2)	Reflects rates on RSO’s portfolio balance as of March 31, 2012.
(3)	Consists of fundings of previous commitments.
(4)	The basis of new net loans does not include provisions for losses on legacy CRE loans of $350,000 for the three months ended March 31, 2012.

CMBS Securities

●
During the three months ended March 31, 2012, RSO acquired $9.3 million, par value, of CMBS at a weighted average price of 101.4%.  In addition, RSO acquired $7.1 million, at cost, of interest only CMBS at a weighted average price of 10.4%.  All of these 2012 CMBS purchases were financed by RSO’s Wells Fargo repurchase facility and were AAA rated by at least one rating agency.

Commercial Finance - Syndicated Bank Loans

●
RSO’s bank loan portfolio, including asset-backed securities (“ABS”) and certain loans held for sale, at the end of the first quarter of 2012 was $1.2 billion, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 3.32% at March 31, 2012.  RSO’s bank loan portfolio is 100% match-funded through four collateralized loan obligation (“CLO”) issuances.

●
During the three months ended March 31, 2012, RSO bought bank loans through its four CLOs with a par value of $136.6 million, at a net discount of $2.6 million.  These purchased loans have an aggregate weighted average unlevered annual yield of approximately 4.5%.

●	RSO, through its subsidiary Resource Capital Asset Management, earned $1.9 million of net fees during the three months ended March 31, 2012.

Book Value

As of March 31, 2012, RSO’s book value per common share was $5.46, an increase from $5.38 per common share at December 31, 2011.  Total stockholders’ equity was $462.8 million as of March 31, 2012 as compared to $429.7 million as of December 31, 2011.  Total common shares outstanding were 84,717,745 as of March 31, 2012 as compared to 79,877,516 as of December 31, 2011.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of RSO’s investment portfolio as of March 31, 2012, classified by interest rate and by asset type.  The following table includes both (i) the amortized cost of RSO’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RSO’s investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages):

	Amortized cost	Dollar price	Net carrying amount	Dollar price	Net carrying amount less amortized cost	Dollar price
March 31, 2012
Floating rate
RMBS	$12,131	23.38%	$9,213	17.76%	$(2,918)	-5.62%
CMBS-private placement	28,216	100.00%	11,213	39.74%	(17,003)	-60.26%
Structured notes	26,872	42.36%	34,088	53.73%	7,216	11.37%
Other ABS	−	0.00%	23	0.28%	23	0.28%
Mezzanine loans (1)	53,915	99.98%	53,108	98.48%	(807)	-1.50%
Whole loans (1)	537,368	99.79%	531,251	98.66%	(6,117)	-1.13%
Bank loans (2)	1,148,210	97.64%	1,143,114	97.20%	(5,096)	-0.44%
Loans held for sale	7,515	94.89%	7,515	94.89%	−	0.00%
ABS Securities	29,973	88.76%	28,746	85.13%	(1,227)	-3.63%
Total floating rate	1,844,200	94.00%	1,818,271	92.67%	(25,929)	-1.33%
Fixed rate
CMBS – private placement	144,970	73.98%	141,795	72.36%	(3,175)	-1.62%
B notes (1)	16,407	99.13%	16,164	97.71%	(243)	-1.42%
Mezzanine loans (1)	13,944	100.33%	13,055	93.93%	(889)	-6.40%
Whole loans (1)	6,982	99.74%	6,982	99.74%	−	0.00%
Loans receivable-related party	9,429	100.00%	9,429	100.00%	−	0.00%
Total fixed rate	191,732	78.96%	187,425	77.18%	(4,307)	-1.78%
Other (non-interest bearing)
Investment in real estate	47,694	100.00%	47,694	100.00%	−	0.00%
Investment in unconsolidated entities	48,171	100.00%	48,171	100.00%	−	0.00%
Total other	95,865	100.00%	95,865	100.00%	−	0.00%
Grand total	$2,131,797	92.66%	$2,101,561	91.34%	$(30,236)	-1.32%

(1)
Net carrying amount includes an allowance for loan losses of $8.1 million at March 31, 2012, allocated as follows:  B notes ($0.3 million), mezzanine loans ($1.7 million) and whole loans ($6.1 million).

(2)	Net carrying amount includes an allowance for loan losses of $5.1 million at March 31, 2012.

Liquidity

At April 30, 2012, after paying RSO’s first quarter dividend, RSO’s liquidity of $127.9 million consisted of two primary sources:

●	unrestricted cash and cash equivalents of $21.2 million, restricted cash of $1.0 million in margin call accounts and $2.2 million in the form of real estate escrows, reserves and deposits; and

●	capital available for reinvestment in its six CDO entities of $103.5 million, of which $965,000 is designated to finance future funding commitments on CRE loans.

In addition, RSO has funds available through two CRE term facilities to finance the purchase of CMBS securities and to originate commercial real estate loans of $29.5 million and $150 million, respectively.

Capital Allocation

As of March 31, 2012, RSO had allocated its invested equity capital among its targeted asset classes as follows: 62% in CRE assets, 31% in commercial finance assets and 7% in other investments.

Supplemental Information

The following schedules of reconciliations or supplemental information as of and for the three months ended March 31, 2012 are included at the end of this release:

●	Schedule I – Reconciliation of GAAP Net Income to Funds from Operations (“FFO”) and AFFO.

●	Schedule II – Summary of CDO and CLO Performance Statistics.

●	Supplemental Information regarding loan investment statistics, CRE loans and bank loans.

About Resource Capital Corp.

RSO is a diversified real estate finance company that is organized and conducts its operations to qualify as a REIT for federal income tax purposes.  RSO’s investment strategy focuses on CRE and CRE-related assets, and, to a lesser extent, commercial finance assets. RSO invests in the following asset classes: CRE-related assets such as commercial real estate property, whole loans, A-notes, B-notes, mezzanine loans, CMBS and investments in real estate joint ventures as well as commercial finance assets such as bank loans, lease receivables, other asset-backed securities, trust preferred securities, debt tranches of CDOs, structured note investments, and private equity investments principally issued by financial institutions.

RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of  Resource America, Inc. (NASDAQ: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the real estate, financial fund management and commercial finance sectors.

For more information, please visit RSO’s website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com.

Safe Harbor Statement

Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties.  RSO’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

●	fluctuations in interest rates and related hedging activities;

●	the availability of debt and equity capital to acquire and finance investments;

●	defaults or bankruptcies by borrowers on RSO’s loans or on loans underlying its investments;

●	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RSO’s investments;

●	increases in financing or administrative costs; and

●	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RSO’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and the risks expressed in other of its public filings with the Securities and Exchange Commission.

RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release.  All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release.  Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains RSO’s unaudited consolidated balance sheets, unaudited consolidated statements of income, reconciliation of GAAP net income to FFO and AFFO and a summary of CDO and CLO performance statistics and supplemental information regarding RSO’s CRE loan and bank loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31,	December 31,
	2012	2011
	(unaudited)
ASSETS
Cash and cash equivalents	$37,562	$43,116
Restricted cash	136,211	142,806
Investment securities, trading	43,301	38,673
Investment securities available-for-sale, pledged as collateral, at fair value	174,834	153,366
Investment securities available-for-sale, at fair value	6,943	4,678
Property available-for-sale	1,934	2,980
Investment in real estate	47,694	48,027
Loans, pledged as collateral and net of allowances of $13.2 million and $27.5 million	1,763,674	1,772,063
Loans held for sale	7,515	3,154
Loans receivable–related party	9,429	9,497
Investments in unconsolidated entities	48,171	47,899
Dividend reinvestment plan proceeds receivable	8,000	−
Interest receivable	9,452	8,836
Deferred tax asset	626	626
Intangible assets	18,831	19,813
Other assets	4,249	4,093
Total assets	$2,318,426	$2,299,627

LIABILITIES
Borrowings	$1,801,909	$1,808,986
Distribution payable	17,000	19,979
Accrued interest expense	5,265	3,260
Derivatives, at fair value	13,304	13,210
Accrued tax liability	5,478	12,567
Deferred tax liability	5,624	5,624
Accounts payable and other liabilities	7,086	6,311
Total liabilities	1,855,666	1,869,937

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	−	−
Common stock, par value $0.001: 500,000,000 shares authorized; 84,717,745 and 79,877,516 shares issued and outstanding (including 1,656,273 and 1,428,931 unvested restricted shares)	85	80
Additional paid-in capital	684,721	659,700
Accumulated other comprehensive loss	(35,765)	(46,327)
Distributions in excess of earnings	(186,281)	(183,763)
Total stockholders’ equity	462,760	429,690
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,318,426	$2,299,627

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(Unaudited)

	Three Month Ended March 31,
	2012	2011
REVENUES
Interest income:
Loans	$23,615	$21,250
Securities	3,584	2,760
Interest income – other	2,829	1,219
Total interest income	30,028	25,229
Interest expense	8,443	6,933
Net interest income	21,585	18,296
Rental income	1,919	23
Dividend income	−	661
Fee income	1,862	1,646
Total revenues	25,366	20,626

OPERATING EXPENSES
Management fees − related party	3,443	2,338
Equity compensation – related party	868	460
Professional services	1,352	919
Insurance	158	177
Rental operating expense	1,320	145
General and administrative	1,063	800
Depreciation and amortization	1,361	253
Income tax expense	2,615	1,809
Total operating expenses	12,180	6,901
	13,186	13,725

OTHER REVENUE (EXPENSE)
Impairment losses on real property held for sale	(139)	−
Net realized gain on investment securities available-for-sale and loans	380	156
Net realized and unrealized gain on investment securities, trading	2,144	1,806
Provision for loan losses	(2,178)	(2,606)
Other income	1,088	61
Total other revenue (expense)	1,295	(583)

NET INCOME	$14,481	$13,142

NET INCOME PER SHARE – BASIC	$0.18	$0.22

NET INCOME PER SHARE – DILUTED	$0.18	$0.22

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC	81,201,791	60,147,820

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – DILUTED	81,892,987	60,397,630

DIVIDENDS DECLARED PER SHARE	$0.20	$0.25

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO FFO and AFFO (1)
(in thousands, except per share data)
(unaudited)

Three Months Ended
March 31,
2012 (3)
Net income − GAAP	$14,481
Adjustments:
Real estate depreciation and amortization	710
Gains on sales of joint venture real estate interests (2)	(1,087)
FFO (1)	14,104
Adjustments:
Non-cash items:
Impairment losses on real property held for sale	139
Provisions for loan losses	1,584
Straight line rental adjustments	8
Share-based compensation	868
Amortization of deferred costs (non real estate) and intangible assets	1,655
Cash items:
Gains on sales of joint venture real estate interests(2)	1,087
Capital expenditures	(803)
AFFO (1)	$18,642
Weighted average shares – diluted	81,893
AFFO per share – diluted	$0.23

(1)
RSO currently evaluates its performance based on several performance measures, including FFO and AFFO (both non-GAAP measures), in addition to net income.  RSO computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts as net income (computed in accordance with GAAP), excluding gains or losses on the sale of depreciable real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures.

AFFO is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.  RSO calculates AFFO by adding or subtracting from FFO: non-cash impairment losses resulting from fair value adjustments on financial instruments, non-cash provision for loan losses, straight-line rental effects, share based compensation, amortization of various deferred items and intangible assets, gains on sales of property through a joint venture and capital expenditures that are related to RSO’s real estate owned.

Management believes that FFO and AFFO are appropriate measures of RSO’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  Management uses FFO and AFFO as measures of RSO’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of RSO’s operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP, and capital expenditures, that may not necessarily be indicative of current operating performance and that may not accurately compare RSO’s operating performance between periods.

While RSO’s calculation of AFFO may differ from the methodology used for calculating AFFO by other REITs and its AFFO may not be comparable to AFFO reported by other REITs, RSO also believes that FFO and AFFO may provide it and its investors with an additional useful measure to compare its performance with some other REITs.  Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP.  Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties.  Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of RSO’s operating performance or as an alternative to cash flow from operating activities as a measure of its liquidity.

(2)	Amount represents gains on sales of joint venture real estate interests from a joint venture recorded by RSO.

(3)	Comparative FFO and AFFO data is not provided since RSO did not own depreciable real property during the comparable period in 2011.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF CDO AND CLO PERFORMANCE STATISTICS
(in thousands)
(unaudited)

Collateralized Debt Obligations - Distributions and Coverage Test Summary

The following table sets forth cash distributions from RSO’s CDO investments and a summary of coverage test compliance for the CDO issuers for the periods presented:

				Annualized
				Interest
				Coverage	Overcollateralization
		Cash Distributions		Cushion	Cushion
			Three Months
		Year Ended	Ended	As of	As of	As of Initial
		December 31,	March 31,	March 31,	March 31,	Measurement
Name	CDO Type	2011 (1)	2012 (1)	2012 (2) (3)	2012 (4)	Date
		(actual)	(actual)
Apidos CDO I (5)	CLO	$9,305	$2,089	$9,951	$13,685	$17,136
Apidos CDO III	CLO	$8,351	$2,114	$4,101	$9,450	$11,269
Apidos Cinco CDO	CLO	$9,941	$2,451	$4,972	$17,971	$17,774
Apidos CLO VIII(6)	CLO	$ −	$ −	$4,049	$13,657	$13,657
RREF 2006-1(7)	CRE CDO	$11,637	$3,289	$11,714	$56,406	$24,941
RREF 2007-1	CRE CDO	$10,743	$2,969	$10,830	$39,825	$26,032

(1)	Distributions on retained equity interests in CDOs (comprised of note investment and preference share ownership).
(2)	Interest coverage includes annualized amounts based on the most recent trustee statements.
(3)	Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of CDO notes senior to RSO’s preference shares.
(4)	Overcollateralization cushion represents the amount by which the collateral held by the CDO issuer exceeds the maximum amount required.
(5)	Apidos CDO I reinvestment period expired in July 2011.
(6)	Apidos CLO VIII, which closed in October 2011, had its first distribution in April 2012; RSO’s share was $1.1 million.
(7)	RREF CDO 2006-1 reinvestment period expired in September 2011.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)
(unaudited)

Loan Investment Statistics

The following table presents information on RSO’s impaired loans and related allowances for the periods indicated (based on amortized cost):

	March 31,	December 31,
	2012	2011
Allowance for loan losses:
Specific allowance:
Commercial real estate loans	$600	$17,065
Bank loans	2,499	1,593
Total specific allowance (1)	3,099	18,658
General allowance:
Commercial real estate loans	7,456	7,156
Bank loans	2,598	1,704
Total general allowance	10,054	8,860
Total allowance for loans and leases	$13,153	$27,518
Allowance as a percentage of total loans	0.7%	1.5%

Loans held for sale:
Commercial Real Estate Loans:
Commercial real estate loans at cost	$ −	$ −
Commercial real estate loans provision	−	−
Commercial real estate loans held for sale	−	−
Bank Loans:
Bank loans at cost	7,920	5,692
Bank loans provision	(405)	(2,538)
Bank loans held for sale	7,515	3,154
Loans held for sale	$7,515	$3,154

(1)	Includes allowances on the following specifically reserved assets: commercial real estate loans of $0.6 million, at par, and bank loans of $5.6 million, at par.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents commercial real estate loan portfolio statistics as of March 31, 2012 (based on par value):

Security type:
Whole loans	86.6%
Mezzanine loans	10.8%
B Notes	2.6%
Total	100.0%

Collateral type:
Multifamily	37.4%
Hotel	27.4%
Retail	18.2%
Office	9.0%
Flex	1.1%
Self-storage	1.0%
Other	5.9%
Total	100.0%

Collateral location:
Southern California	27.4%
Northern California	13.7%
Arizona	9.0%
Florida	8.1%
Colorado	6.2%
Texas	6.1%
Washington	4.8%
New York	1.6%
Other	23.1%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents bank loan portfolio statistics by industry as of March 31, 2012 (based on par value):

Industry type:
Healthcare, education and childcare	14.0%
Diversified/conglomerate service	10.0%
Broadcasting and entertainment	7.5%
Automobile	7.1%
Chemicals, plastics and rubber	5.5%
Retail Stores	5.0%
Electronics	4.5%
Telecommunications	4.3%
Hotels, motels, inns and gaming	4.1%
Leisure, amusement, motion pictures, entertainment	3.8%
Printing and publishing	3.1%
Personal transportation	3.1%
Other	28.0%
Total	100.0%